UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): September 3, 2021 QUEST RESOURCE HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36451	51-0665952
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway, The Colony, Texas	75056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	QRHC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 3, 2021, Quest Resource Holding Corporation (the “Company”) and certain of its domestic subsidiaries entered into an amendment (the “First Amendment”) to their credit agreement (the “Credit Agreement”), dated as of October 19, 2020, with Monroe Capital Management Advisors, LLC, as administrative agent for the lenders thereto (the “Lenders”), and the Lenders. The First Amendment extends the date that loans may be requested under a delayed draw term loan facility in the maximum principal amount of $12.5 million from October 19, 2021 to November 30, 2021.

The above description of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1

First Amendment to Credit Agreement, dated September 3, 2021, by and among Quest Resource Holding Corporation, Quest Resource Management Group, LLC and each of its Affiliates that are or may from time to time become parties thereto, the financial institutions that are or may from time to time become parties thereto, and Monroe Capital Management Advisors, LLC as administrative agent for the lenders

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE HOLDING CORPORATION

Dated: September 9, 2021	By:	/s/ Laurie L. Latham
		Name:	Laurie L. Latham
		Title:	Senior Vice President and Chief Financial Officer